EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 26, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Dec 2005 – Nov 2010)
Class	Week ROR	MTD Nov 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.9%	-2.7%	-3.8%	3.0%	5.7%	6.8%	5.7%	12.7%	-16.5%	0.5	0.8
B**	-1.0%	-2.7%	-4.4%	2.3%	4.9%	N/A	4.9%	12.7%	-17.1%	0.4	0.6
Legacy 1***	-0.9%	-2.4%	-2.0%	N/A	N/A	N/A	-1.3%	11.0%	-10.9%	-0.1	-0.2
Legacy 2***	-0.9%	-2.4%	-2.3%	N/A	N/A	N/A	-1.6%	11.0%	-11.1%	-0.1	-0.2
Global 1***	-0.8%	-2.1%	-4.8%	N/A	N/A	N/A	-3.0%	10.6%	-13.3%	-0.2	-0.4
Global 2***	-0.8%	-2.1%	-5.0%	N/A	N/A	N/A	-3.3%	10.5%	-13.5%	-0.3	-0.4
Global 3***	-0.8%	-2.2%	-6.8%	N/A	N/A	N/A	-5.2%	10.5%	-14.6%	-0.5	-0.6

S&P 500 Total Return Index****	-0.8%	0.7%	10.7%	-4.9%	1.1%	0.9%	1.1%	17.6%	-51.0%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.5%	-2.6%	6.2%	6.4%	6.7%	7.2%	6.7%	11.2%	-12.3%	0.6	1.0

*	Performance metrics are calculated using November 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
	Sector		Market			Sector		Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	16%	Long	Corn Sugar	2.6% 2.4%	Long Long	10%	Long	Corn Cotton	3.1% 1.5%	Long Long
Currencies	23%	Short $	Australian Dollars Mexican Peso	2.5% 1.8%	Long Long	24%	Short $	Mexican Peso Australian Dollars	3.1% 2.4%	Long Long
Energy	11%	Long	Heating Oil Gasoline Blendstock	2.7% 2.4%	Long Long	13%	Long	Brent Crude Oil Crude Oil	2.9% 2.5%	Long Short
Equities	22%	Long	Hang Seng S&P 500	3.2% 2.9%	Long Long	27%	Long	Hang Seng Dax Index	4.2% 3.2%	Long Long
Fixed Income	11%	Long	Schatz Bunds	2.0% 1.8%	Long Short	12%	Long	Schatz Bunds	2.3% 1.7%	Long Short
Metals	17%	Long	Gold Copper	6.6% 3.8%	Long Long	14%	Long	Gold Copper	4.9% 2.3%	Long Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Grains prices rallied on increased buying by commercial players attempting to take advantage of recent low prices.  Sugar prices also moved higher based on ongoing supply concerns.  Lean hogs prices increased on speculation an outbreak of African swine flu among Russian livestock could tighten global pork supplies.

Currencies
Investors seeking safe-haven assets due to ongoing uncertainty regarding the European debt markets strengthened the U.S. dollar against counterparts.  Tension caused by the recent conflict between North and South Korea also supported demand for safer currencies.

Energy
Crude oil markets rallied in response to strong economic indicators, including last week’s decline in U.S. jobless claims.  Natural gas prices also increased as an unexpected decline in U.S. inventories prompted buying.

Equities
Global equity markets generally declined as speculators feared the recent bailout of the Irish financial system may be only the beginning of bailout activity in the EU.  In Hong Kong, the Hang Seng index moved lower due to declines in investor sentiment caused by stricter lending rules in China.

Fixed Income
Higher demand for safe-haven assets bode well for the U.S. debt markets, driving Treasury prices higher over last week’s close.  Ongoing uncertainty surrounding the Eurozone financial system and declines in the global equity markets were the main drivers behind gains.

Metals
Copper continued its recent downtrend on beliefs stricter lending policies in China will hinder global demand for industrial metals.  Gold markets moved higher amid increased safe-haven buying by global investors attempting to reduce their exposure to riskier assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.